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                                                                       Exhibit 2

                                    GUARANTEE

         Guarantee dated September 13, 1999 (this "Guarantee") from PICKSat, Inc., a Delaware corporation with offices at 8401 NW 53rd Terrace, Suite 119, Miami, FL 33166 (the "Guarantor"), to Atlantic Tele-Network, Inc. with offices at 19 Estate Thomas/Havensight, St. Thomas, U.S. Virgin Islands 00802 ("ATN").

                                   WITNESSETH

         WHEREAS, ATN has heretofore made certain loans to the Guarantor which are payable on demand and has entered into a Discretionary Credit Agreement dated as of the date of this Guarantee (as from time to time in effect, the "Credit Agreement") with PICKNet, Inc. ("PICKNet"), and PICKNet UK PLC, ("PICKNet UK" and, together with PICKNet, Inc., the "Companies"), affiliates of the Guarantor, pursuant to which ATN in its discretion may lend up to $5,000,000 to the Companies'.

         WHEREAS, said loans to the Companies provide various tangible and intangible benefits to the Guarantor,

         WHEREAS, the Guarantor desires that ATN continue to extend credit to the Guarantor; and

         WHEREAS, pursuant to the requirements of the Credit Agreement, Guarantor has entered into this Guarantee in order to induce ATN to lend sums to the Companies pursuant to the Credit Agreement and to continue to extend credit to the Guarantor. The Guarantor acknowledges that ATN will make such loans in reliance on this Guarantee being a continuing irrevocable agreement, and the Guarantor agrees that this Guarantee may not be revoked in whole or in part. The Guarantor acknowledges that ATN has advised it that ATN is unwilling to extend credit to the Companies or to continue to extend credit to the Guarantor unless this Guarantee is given on the terms provided herein. Capital terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meaning so defined.

         NOW THEREFORE, in consideration of the foregoing and the terms and conditions appearing in this Guarantee, the parties hereto agree as follows.

1.       Guarantee.

         The Guarantor unconditionally and irrevocably guarantees as primary obligor and not merely as surety the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Credit Obligations of the Companies, including all extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest (including without limitation interest on any overdue principal, premium and interest at the rate specified in the Note), fees, expenses or otherwise. The Guarantor also agrees to pay, in addition to the amount stated above, all reasonable expenses (including reasonable counsel fees and expenses) incurred by ATN in enforcing any rights under this Guarantee or in connection with any amendment of this Agreement.



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Notwithstanding the foregoing, this Guarantee shall terminate and be null and void at such time as the closing under the Stock Purchase Agreement, dated the date of this Guarantee, between Pick Communications Corp. and Lebow Investments Ltd. shall have occurred 'in accordance with the terms and conditions of the Stock Purchase Agreement and the Letter Agreement dated the date of this Guarantee between Pick Communications Corp. and ATN with respect to the Companies and without the waiver of any of the terms or conditions of the Stock Purchase Agreement except for any waivers made with the written consent of ATN.

2.       Method of Payment.

         All payments to be paid by Guarantor to ATN pursuant to this Guarantee shall be paid by wire transfer in immediately available funds to ATN in accordance with instructions delivered to Guarantor by ATN.

3.       Default.

         Each of the following shall constitute an event of Default:

                  (a) The Guarantor shall fall to pay any portion of the amounts described under the Note.

                  (b) If either of the Companies pursuant to or under or within the meaning of any Bankruptcy law of any U.S. or foreign jurisdiction:

                           (i) admits in writing its inability to pay its debts generally as they become due;

                           (ii)     commences a voluntary case or proceeding-,

                           (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                           (iv) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it;

                           (v) consents to the appointment of a custodian of it or for all or substantially all of its property;

                           (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing, or takes any other similar action under foreign laws relating to insolvency; or


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                           (vii)    is placed into involuntary Bankruptcy
                                    proceedings by a creditor or creditors.

                  (c) A court of competent jurisdiction enters an order or decree under any Bankruptcy law that:

                           (i)      is for relief against either of the
                                    Companies in an involuntary case or
                                    proceeding;

                           (ii) appoints a custodian of either of the Companies for all or substantially all of their properties taken as a whole; or

                           (iii) orders the liquidation of either of the Companies or any similar release is granted under foreign laws relating to insolvency, and in each case, the order or decree remains unstayed and in effect for 60 days.

         If any Event of Default shall occur, ATN may declare all amounts due hereunder to be due and payable by notice in writing to Guarantor specifying the Event of Default and the same shall become immediately due and payable.

4.       Facsimiles.

         This Agreement shall be deemed effective upon receipt of signatures by facsimile transmission.

5.       Governing Law.

         This Guarantee shall be deemed to have been made under and shall be governed by the laws of the State of New York in all respects and including matters of construction, validity and performance, but otherwise excluding the laws of New York regarding conflicts of law.

6.       Venue, Waiver of Jury Trial.

         THE PARTIES HERETO HEREBY WAIVE TRAIL BY JURY, CONSENT TO THE CHOICE OF VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK TO HEAR ANY DISPUTE IN CONNECTION WITH THIS GUARANTEE, AND CONSENTS TO SERVICE OF PROCESS IN AND SUCH PROCEEDING BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED IN OR PURSUANT TO SECTION 7 HEREOF.

         THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

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LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS
GUARANTEE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN, OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ATN'S ACCEPTANCE OF THIS GUARANTEE.

7.       Notices.

         All notices to Guarantor or to ATN shall be given in writing by first class registered United States mail, or by a recognized overnight carrier service, postage prepaid, and sent to their respective addresses set forth above, or to such other address as either may specify to the other by due notice.

8.       Entire Agreement.

         This instrument contains the entire agreement and understanding between the parties and supersedes all prior agreements. It may be amended, modified or waived only by an agreement, in writing, signed by the party against whom enforcement of any waiver, change, modification, amendment or discharge is sought, and not orally. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

9.       Headings.

         The headings are for organization, convenience and clarity and shall have no force or effect upon the construction or interpretation hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guarantee on the date first above written.

                                                 PICK COMMUNICATIONS CORP.

                                                 Agreed to and Accepted:


                                                 By: /s/ Elliot H.Lutzker
                                                    ------------------------
                                                    Name: Elliot H. Lutzker
                                                    Title: Agent
ATLANTIC TELENETWORK, INC.


By: /s/ Steven M. Ross
   ------------------------------
   Name: Steven M. Ross
   Title: Chief Financial Officer



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